FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-02

ANNEX A

ADDITIONAL INFORMATION REGARDING THE YORKSHIRE & LEXINGTON TOWERS MORTGAGED PROPERTY

to Preliminary Offering Circular (Yorkshire & Lexington Towers Loan-Specific Certificates), Citigroup Commercial Mortgage Trust 2022-GC48,
Commercial Mortgage Pass-Through Certificates, Series 2022-GC48

FREE WRITING PROSPECTUS, DATED JUNE 1, 2022

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., BMO Capital Markets Corp. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The information in this file (the “File”) does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision. Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

The information in this File is preliminary and may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

The securities related to this File are being offered when, as and if issued.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Such securities do not represent an interest in or obligation of the depositor, the sponsors, the originators, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the controlling class representative, the risk retention consultation parties, the companion loan holders (or their representatives), the underwriters or any of their respective affiliates.  Neither such securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or private insurer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Yorkshire & Lexington Towers
160 East 88th Street & 305 East 86th Street
New York, NY 10028
MANHATTAN
Harlem
East Harlem
Upper West Side
Upper East Side
Yorkville
Hudson River
East River
Roosevelt Island
CENTRAL PARK
Jacqueline Kennedy Onassis Reservoir
RIVERSIDE PARK
Morningside Park
Columbia University
North Meadow
East Meadow
Great Lawn
The Lake
The Pool
The Loch
North Woods
Conservatory Garden
Metropolitan Museum of Art
Guggenheim Museum
Jewish Museum
Museum of the City of NY
El Museo Del Barrio
American Museum of Natural History
Mt. Sinai Hospital
Lenox Hill Hospital
Metropolitan Hospital
Carl Schurz Park
John Jay Park
FDR Drive
H. Hudson Parkway
W. 110th St.
W. 106th St.
W. 96th St.
W. 86th St.
W. 79th St.
E. 106th St.
E. 96th St.
E. 86th St.
E. 79th St.
BRONX
MANHATTAN
QUEENS
BROOKLYN

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Table of Contents

Section 1:	Executive Summary

Section 2:	Portfolio Overview

Section 3:	Market Overview

Section 4:	Portfolio Historical and Underwritten Cash Flows

Section 5:	Sponsorship Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Section 1: Executive Summary

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Executive Summary	Yorkshire & Lexington Towers Subordinate Loan

The Yorkshire & Lexington Towers Subordinate Loan is a five-year interest-only fixed rate subordinate mortgage loan with an aggregate initial principal balance of $221,500,000 (the “Yorkshire & Lexington Towers Subordinate Loan”). The Yorkshire & Lexington Towers Subordinate Loan is part of a whole mortgage loan with an aggregate initial principal balance of $539,500,000 (the “Yorkshire & Lexington Towers Whole Loan” or the “Whole Loan”) consisting of the Yorkshire & Lexington Towers Subordinate Loan and Yorkshire & Lexington Towers Senior Loans (as defined below).

●	The Yorkshire & Lexington Towers Whole Loan was originated on May 12, 2022 (the “Origination Date”) as follows, (i) Bank of Montreal (“BMO”) and Citi Real Estate Funding Inc. (“CREFI”) originated the Yorkshire & Lexington Towers Subordinate Loan, and (ii) BMO, CREFI and Starwood Mortgage Capital LLC (“SMC” and together with BMO and CREFI, the “Originators” and, together with their respective successors and assigns, the “Mortgage Lender”) originated the Yorkshire & Lexington Towers Senior Loans, each in favor of certain affiliates of Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009 (collectively, the “Sponsor” or the “Borrower Sponsor”). The Borrowers (as defined below) consist of multiple special purpose entities that own the Properties as tenants in common (see “Experienced Sponsorship” below for further discussion). In addition, four mezzanine loans with an aggregate original principal balance of $174,500,000 (collectively, the “Mezzanine Loans”, and together with the Whole Loan, the “Total Debt”) were originated by BMO and Citigroup Global Markets Realty Corp. (“CGMRC”), which are secured by the equity interests in the Borrowers or related mezzanine borrowers’ interests in the Borrowers, as applicable. Proceeds of the Total Debt were used to refinance existing debt on the Properties, fund upfront reserves, pay closing costs and return equity to the Borrower Sponsor.

●	The Yorkshire & Lexington Towers Subordinate Loan will be part of the Yorkshire & Lexington Towers Whole Loan (in the aggregate initial principal amount of $539,500,000), which will be comprised of: (i) the Yorkshire & Lexington Towers Subordinate Loan, which is evidenced by two pari passu junior notes in the aggregate initial principal amount of $221,500,000 (the “Junior Notes”), and (ii) multiple senior loans in the aggregate principal amount of $318,000,000 (the “Yorkshire & Lexington Towers Senior Loans”), which are evidenced by 18 senior pari passu promissory notes in the aggregate initial principal amount of $318,000,000 (the “Senior Notes”).

●	The Junior Notes, which are pari passu in right of payment with each other, will be evidenced by Note B-1 in the initial principal amount of $147,666,666.67 in favor of BMO and Note B-2 in the initial principal amount of $73,833,333.33 in favor of CREFI. The Senior Notes, which are pari passu in right of payment with each other, consist of 18 separate promissory notes in favor of BMO, CREFI and SMC, respectively.

●	The holder(s) of the Yorkshire & Lexington Towers Subordinate Loan and the Yorkshire & Lexington Towers Senior Loans (collectively, the “Yorkshire & Lexington Towers Whole Loan”) entered into an agreement on May 12, 2022 between noteholders (the “Co-Lender Agreement”), that governs the relative rights and obligations of the holders of, and the allocation of payments to, the Yorkshire & Lexington Towers Senior Loans and the Yorkshire & Lexington Towers Subordinate Loan. The Co-Lender Agreement generally provides, among other things, that: (i) the entire Yorkshire & Lexington Towers Whole Loan will be serviced and administered pursuant to the terms of a lead pooling and servicing Agreement, but subject to the terms of the Co-Lender Agreement; (ii) the Junior Notes are generally subordinate in right of payment to the Senior Notes and expenses and losses relating to the Whole Loan and the Properties will be allocated first to the Junior Notes prior to being allocated to the Senior Notes, and will be allocated among the Senior Notes on a pro rata and pari passu basis; and (iii) the initial controlling notes with respect to the Yorkshire & Lexington Towers Whole Loan are notes B-1 and B-2, which will be held by the issuing entity and will back the Yorkshire & Lexington Towers Loan-Specific Certificates. The Co-Lender agreement provides that if a “control appraisal period” has occurred and is continuing with respect to the Yorkshire & Lexington Towers whole loan, then the controlling note will be note A-1, which will be held by the issuing entity as part of the mortgage pool.

Experienced Sponsorship

●	Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet (“SF”) of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

●	Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

●	The Yorkshire Towers Property is 100% owned by CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common (collectively, the “86th Street Borrowers”) and The Lexington Towers Property is 100% owned by CF E 88 LLC and SM E 88 LLC, as tenants in common (collectively, the “88th Street Borrowers”, and together with the 86th Street Borrowers, the “Borrowers”).

●	CF E 86 LLC owns a 58.75% tenant-in-common interest in the Yorkshire Towers Property, and is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit. CF E 88 LLC owns a 58.75% tenant-in-common interest in the Lexington Towers Property, and is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit (CF E 86 LLC and CF E 88 LLC, collectively, the “Chetrit Borrower”). SM E 86 LLC and LSG E 86 LLC each own a tenant-in-common interest, and in the aggregate own a 41.25% tenant-in-common interest, in the Yorkshire Towers Property, and are each indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009. SM E 88 LLC owns a 41.25% tenant-in-common interest in the Lexington Towers Property, and is indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009 (SM E 88 LLC, SME E 86 LLC and LSG E 86 LLC, collectively, the (“Stellar Borrower”).

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Executive Summary	Yorkshire & Lexington Towers Subordinate Loan

●	The 86th Street Borrowers are currently indirectly controlled by CFSM E 86 Manager LLC, a Delaware limited liability company (the “86th Manager”). The 88th Street Borrowers are currently indirectly controlled by CFSM E 88 Manager LLC, a Delaware limited liability company (the “88th Manager”). Both the 86th Manager and the 88th Manager are jointly controlled by Meyer Chetrit and the Amended and Restated 2013 LG Revocable Trust.

●	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009 (collectively, the “Guarantors”) provided a non-recourse carveout guaranty and a carry guaranty, subject to the terms and conditions set forth in the Whole Loan Agreement.

Sponsor’s Renovation Plan

●	The Sponsor has identified 311 units that will be renovated, which consists of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 17 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration, and is expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades.
●	The major renovation units are projected to receive an average renovation of $37,143 per unit and are anticipated to increase rent from $53.20 per SF in-place to $82.67 per SF. The Sponsor has executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per SF to $75.37 per SF.
●	The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per SF in-place to $82.79 per SF. The Sponsor has executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per SF to $82.04 per SF.

Yorkshire & Lexington Towers Whole Loan Structure

●	The Yorkshire & Lexington Towers Whole Loan is structured with upfront Unit Upgrade Reserves of $6.5 million to help facilitate the Sponsor’s renovation plan for the Properties.
●	The Yorkshire & Lexington Towers Whole Loan is structured with upfront Supplemental Income Reserves of $5.9 million to enhance debt service coverage during the renovation of the Properties. Unless and until the Properties (excluding the amount on deposit in the supplemental income reserve) achieve a 5.0% “transient” Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional supplemental reserve deposits if and to the extent the lender determine, in its reasonable discretion on a quarterly basis on and after May 6, 2023, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the supplemental income reserve account are added to net cash flow for the Properties) a 5.0% transient Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty (the “Carry Guaranty”) of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Properties achieve a 5.0% transient debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental reserve deposit amount as and when due. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined in the Offering Circular) from the Supplemental Income Reserve to the cash management account under the lender’s control, to be applied in the order of priority and in the manner set forth in the Whole Loan documents. So long as no event of default under the Whole Loan is continuing, upon such time as the lender has reasonably determined that the Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined in Offering Circular) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Executive Summary	Yorkshire & Lexington Towers Subordinate Loan

Portfolio Overview

●	The Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 SF, a 33,000 SF parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 SF (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 SF, a 8,886 SF parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 SF (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 SF, 204 parking spaces totaling 41,886 SF and 12 commercial and retail units totaling 39,449 SF. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term (“WALT”) of 6.1 years. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood and is located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.
●	The Yorkshire Towers Property and the Lexington Towers Property were built in 1964 and 1963, respectively and the residential portion of the Yorkshire & Lexington Towers Properties features a range of studio, one-, two-, three-, and four-bedroom units. Of the 808 residential units, 305 of the units are rent stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

Yorkshire & Lexington Towers Whole Loan Metrics

●	The Yorkshire & Lexington Towers Whole Loan has an original principal balance of $539,500,000 ($664 per SF) and exhibits the following credit metrics:
–	Based on the as-is appraised value of $954,000,000 (the “Properties As-Is Appraised Value”), prepared by Cushman & Wakefield, Inc. (the “Appraiser”) as of January 20, 2022, the Yorkshire & Lexington Towers Whole Loan represents a 56.6% as-is LTV. Based on the as-stabilized appraised value as of February 1, 2025 for the Yorkshire Towers Property and February 1, 2024 for the Lexington Towers Property, of $1,057,000,000 (the “Properties As-Stabilized Appraised Value”), which assumes that the $6.5 million renovation of the Properties has been completed, the Yorkshire & Lexington Towers Whole Loan represents a 51.0% as-stabilized LTV. The individual as-is appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $821,000,000 and $133,000,000, respectively. The individual as-stabilized appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $909,000,000 and $148,000,000, respectively.
–	Based on the as-is underwritten net operating income (“Properties As-Is UW NOI”) of approximately $35.4 million (which includes disbursements from a Supplement Income Reserve of $5,226,004), the Yorkshire & Lexington Towers Whole Loan represents a 6.6% debt yield. The debt yield for the Yorkshire & Lexington Towers Whole Loan based on Properties As-Is UW NOI excluding disbursements of $5,226,004 from such reserve is 5.6%. Based on the as-stabilized underwritten net operating income (“Properties As-Stabilized UW NOI”) of approximately $35.4 million, the Yorkshire & Lexington Towers Whole Loan represents a 6.6% debt yield.
–	Based on the as-is underwritten net cash flow (“Properties As-Is UW NCF”) of approximately $35.4 million (which includes disbursements from a Supplement Income Reserve of $5,226,004), the Yorkshire & Lexington Towers Whole Loan represents a 2.13x DSCR. The DSCR for the Whole Loan based on Properties As-Is UW NCF excluding disbursements of $5,226,004 from such reserve is 1.81x. Based on the as-stabilized underwritten net cash flow (“Properties As-Stabilized UW NCF”) of approximately $35.4 million, the Yorkshire & Lexington Towers Whole Loan represents a 2.13x DSCR.

Total Debt Metrics

●	The Total Debt has an original principal balance of $714,000,000 ($879 per SF) and exhibits the following credit metrics:
–	Based on the Properties As-Is Appraised Value of $954,000,000, the Total Debt represents a 74.8% as-is LTV. Based on the Properties As-Stabilized Appraised Value of $1,057,000,000, the Total Debt represents a 67.5% as-stabilized LTV.
–	Based on the Properties As-Is UW NOI of approximately $35.4 million (which includes disbursements from a Supplement Income Reserve of $5,226,004), the Total Debt represents a 5.0% debt yield. The debt yield for the Total Debt based on Properties As-Is UW NOI excluding disbursements of $5,226,004 from such reserve is 4.2%. Based on the As-Stabilized Properties UW NOI of approximately $35.4 million the Total Debt represents a 5.0% debt yield.
–	Based on the Properties As-Is UW NCF of approximately $35.4 million (which includes disbursements from a Supplement Income Reserve of $5,226,004), the Total Debt represents a 1.20x DSCR. The DSCR for the Total Debt based on Properties As-Is UW NCF excluding disbursements of $5,226,004 from such reserve is 1.02x. Based on the Properties As-Stabilized UW NCF of approximately $35.4 million, the Total Debt represents a 1.20x DSCR.

Leasing Activity

●	As of March 1, 2022, the residential portion of the Properties was 96.4% occupied and the parking, commercial, and retail portions of the Properties were 98.6% occupied based on SF.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Sources and Uses	Yorkshire & Lexington Towers Subordinate Loan

●	Proceeds of the Yorkshire & Lexington Towers Whole Loan and the Mezzanine Loans were used to refinance existing debt on the Properties, fund upfront reserves, pay closing costs and return equity to the Sponsor. The estimated sources and uses for the Total Debt are detailed below.

Total Debt Sources and Uses
Sources	$ Amount	% of Sources	Uses	$ Amount	% of Uses
Senior Loan Amount	$318,000,000	44.5%	Repayment of Existing Debt	$545,268,671	76.4%
Subordinate Loan Amount	$221,500,000	31.0%	Closing Costs	$93,214,219	13.1%
Mezzanine Loan Amount	$174,500,000	24.4%	Principal Equity Distribution	$55,258,325	7.7%
			Reserves	$20,258,785	2.8%
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Capital Structure	Yorkshire & Lexington Towers Subordinate Loan

●	Based on a Total Debt amount of $714.0 million, the LTV, UW NOI Debt Yield and UW NCF DSCR as of the Origination Date are set forth below.

			As-Is			As-Stabilized
Tranche	% of Total Debt(1)	Cumulative Basis PSF(2)	Cumulative LTV based on the Appraised Value(3)	Cumulative UW NOI Debt Yield(4)	Cumulative UW NCF DSCR(5)	Cumulative LTV based on the Appraised Value(6)	Cumulative UW NOI Debt Yield(4)	Cumulative UW NCF DSCR(5)

Senior Notes (Yorkshire & Lexington Towers Senior Loans) $318,000,000	44.5%	$392	33.3%	11.1%	3.61x	30.1%	11.1%	3.61x
Junior Notes (Yorkshire & Lexington Towers Subordinate Loan)(1) $221,500,000	31.0%	$664	56.6%	6.6%	2.13x	51.0%	6.6%	2.13x
Mezzanine Loan A(1) $80,000,000	11.2%	$763	64.9%	5.7%	1.66x	58.6%	5.7%	1.66x
Mezzanine Loan B(1) $23,100,000	3.2%	$791	67.4%	5.5%	1.54x	60.8%	5.5%	1.54x
Mezzanine Loan C(1) $25,000,000	3.5%	$822	70.0%	5.3%	1.41x	63.2%	5.3%	1.41x
Mezzanine Loan D(1) $46,400,000	6.5%	$879	74.8%	5.0%	1.20x	67.5%	5.0%	1.20x
$240,000,000 Implied Equity(3)

Note: Information in the chart above is based on the indicated level of debt together with all debt pari passu with, or senior to, such level of debt.

(1)	The Yorkshire & Lexington Towers Whole Loan is evidenced by the Senior Notes and the Junior Notes. The Junior Notes evidence the Yorkshire & Lexington Towers Subordinate Loan. The Senior Notes evidence the Yorkshire & Lexington Towers Senior Loans. The Senior Notes are, collectively, senior in right of payment to the Junior Notes (to the extent described in this Term Sheet and the Co-Lender Agreement).
(2)	Based on 812,164 SF, which is the aggregate of the residential and commercial space.
(3)	“As-Is” is based on the Properties As-Is Appraised Value of $954,000,000.
(4)	“As-Is” is based on the Properties As-Is UW NOI of $35,375,762, which includes credit for the upfront Supplemental Income Reserve. “As-Stabilized” is based on the Properties As-Stabilized UW NOI of $35,375,762. The Yorkshire & Lexington Towers Whole Loan As-Is Cumulative UW NOI Debt Yield and Total Debt As-Is Cumulative UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 5.6% and 4.2%, respectively.
(5)	“As-Is” based on the Properties As-Is UW NCF of $35,375,762 which includes credit for the upfront Supplemental Income Reserve. “As-Stabilized” based on the Properties As-Stabilized UW NCF of $35,375,762. The Yorkshire & Lexington Towers Whole Loan As-Is Cumulative UW NCF DSCR and Total Debt As-Is Cumulative UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 1.81x and 1.02x, respectively.
(6)	“As-Stabilized” is based on the Properties As-Stabilized Appraised Value of $1,057,000,000.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Section 2: Portfolio Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

The Yorkshire & Lexington Towers Whole Loan is secured by the Borrowers’ fee simple interests in two Properties comprised of two residential buildings totaling 808 units located in the Upper East Side of New York.

●	The Properties consists of two buildings comprised of 808 residential units totaling 730,829 SF, 204 parking spaces totaling 41,886 SF, six commercial and retail units totaling 29,451 SF at the Yorkshire Towers Property, and six commercial and retail units totaling 9,998 SF at the Lexington Towers Property. The commercial tenants at the Yorkshire Towers Property and the Lexington Towers Property have a remaining weighted average lease term (“WALT”) of 8.4 years and 4.2 years, respectively. The Properties are located in the Upper East Side neighborhood and are well positioned, located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

●	The Yorkshire Towers Property and the Lexington Towers Property were built in 1964 and 1963, respectively and the residential portion of the Yorkshire & Lexington Towers Properties features a range of studio, one-, two-, three-, and four-bedroom units. Of the 808 residential units, 305 of the units are rent stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

●	The Properties have exhibited strong multifamily occupancy over the past five years, with an average multifamily occupancy of 91.2% since 2017. The following table shows the historical occupancy of the Properties:

Property	2017(1)(2)	2018(1)(2)	2019(1)(2)	2020(1)(2)	2021(1)(2)
Yorkshire Towers	93.5%	93.0%	94.1%	80.8%	94.7%
Lexington Towers	87.4%	92.9%	97.6%	83.5%	94.5%
Total / Wtd. Avg.	92.6%	92.9%	94.7%	81.2%	94.7%
(1)	Source: Borrower’s Occupancy Report.

(2)	Based on the residential units only.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

Yorkshire Towers Property(1)
Property Name	Yorkshire Towers	No. of Units	681(2)
Address	305 East 86th Street	Unit of Measure	Units
City	New York	No. of Properties	1
State	NY	No. of Buildings	1
Zip	10028	No. of Stories	21
General Property Type	Multifamily	No. of Parking Spaces	168
Specific Property Type	High Rise	Year Built	1964
Zoning Classification	R8B, C2-8, and C2-8A	Year Renovated	2014, 2022
Type of Ownership	Fee Simple	Occupancy	96.3%(3)
Ground Lease Maturity	NAP	Occupancy Date	3/1/2022(3)

(1)	Source: Appraisals unless otherwise noted.

(2)	The Yorkshire Towers Property consists of one building, 681 residential units, 168 parking spaces (totaling 33,000 SF), six commercial and retail units (totaling 29,451 SF).

(3)	Source: Underwritten rent roll dated March 1, 2022. Based on the residential units only.

Lexington Towers Property(1)
Property Name	Lexington Towers	No. of Units	127(2)
Address	160 East 88th Street	Unit of Measure	Units
City	New York	No. of Properties	1
State	NY	No. of Buildings	1
Zip	10128	No. of Stories	15
General Property Type	Multifamily	No. of Parking Spaces	36
Specific Property Type	High Rise	Year Built	1963
Zoning Classification	C1-8X and R8B	Year Renovated	2014
Type of Ownership	Fee Simple	Occupancy	96.9%(3)
Ground Lease Maturity	NAP	Occupancy Date	3/1/2022(3)

(1)	Source: Appraisals unless otherwise noted.

(2)	The Lexington Towers Property consists of one building, 127 residential units, 36 parking spaces (totaling 8,886 SF), six commercial and retail units (totaling 9,998 SF).

(3)	Source: Underwritten rent roll dated March 1, 2022. Based on the residential units only.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

The following table shows the residential unit mix for the Properties:

Unit Type	# of Units	Occupancy	Total SF	Average SF Per Unit	Average UW Monthly Rent per Unit	Average UW Monthly Rent per SF
Studio	123	93.5%	70,070	570	$2,673	$4.71
1 Bedroom	424	96.5%	333,074	786	$3,539	$4.50
2 Bedroom	183	97.3%	217,201	1,187	$4,555	$3.83
3 Bedroom	70	98.6%	94,933	1,356	$7,395	$5.45
4 Bedroom	8	100.0%	15,551	1,944	$14,405	$7.41
Total/Wtd. Average	808	96.4%	730,829	904	$4,096	$4.51
Source: Underwritten rent roll dated as of March 1, 2022.

The following table shows the residential unit mix breakdown of market rate units and rent stabilized units for the Yorkshire Towers Property:

Unit Type	# of Market Rate Units	Market Rate Units Occupancy	Total Market Rate Unit SF	Average Market Unit SF Per Unit	Average UW Monthly Rent per Market Rate Rent Unit	# of Rent Stabilized Units	Rent Stabilized Units Occupancy	Total Stabilized Unit SF	Average Stabilized Unit SF Per Unit	Average UW Monthly Rent per Stabilized Unit
Studio	63	98.4%	34,442	547	$3,100	31	83.9%	16,900	545	$1,915
1 Bedroom	244	98.8%	189,837	778	$4,301	116	90.5%	91,870	792	$1,980
2 Bedroom	81	96.3%	93,309	1,152	$6,122	81	97.5%	99,648	1,230	$2,916
3 Bedroom	53	100.0%	68,869	1,299	$7,707	8	100.0%	13,103	1,638	$3,714
4 Bedroom	1	100.0%	2,087	2,087	$12,995	3	100.0%	5,576	1,859	$12,167
Total/Wtd. Average	442	98.4%	388,544	879	$4,891	239	92.5%	227,097	950	$2,475

Source: Underwritten rent roll dated as of March 1, 2022.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

The following table shows the residential unit mix breakdown of market rate units and rent stabilized units for the Lexington Towers Property:

Unit Type	# of Market Rate Units	Market Rate Units Occupancy	Total Market Rate Unit SF	Average Market Unit SF Per Unit	Average UW Monthly Rent per Market Rate Rent Unit	# of Rent Stabilized Units	Rent Stabilized Units Occupancy	Total Stabilized Unit SF	Average Stabilized Unit SF Per Unit	Average UW Monthly Rent per Stabilized Unit
Studio	10	100.0%	6,185	619	$3,270	19	89.5%	12,543	660	$1,923
1 Bedroom	33	100.0%	25,623	776	$4,306	31	96.8%	25,744	830	$2,033
2 Bedroom	10	100.0%	10,453	1,045	$6,339	11	100.0%	13,791	1,254	$3,591
3 Bedroom	6	100.0%	8,352	1,392	$8,823	3	66.7%	4,609	1,536	$9,564
4 Bedroom	2	100.0%	3,778	1,889	$13,123	2	100.0%	4,110	2,055	$19,750
Total/Wtd. Average	61	100.0%	54,391	892	$5,203	66	93.9%	60,797	921	$3,140

Source: Underwritten rent roll dated as of March 1, 2022.

The following table shows the monthly and annual rent allocation for the residential units at the Properties:

	# of Units	% of Total Units	UW Monthly Rent	UW Annual Rent	% of Total UW Annual Rent
Occupied Units	779	96.4%	$3,191,094	$38,293,124	97.0%
Vacant Units	29	3.6%	$100,358	$1,204,292	3.0%
Total	808	100.0%	$3,291,451	$39,497,416	100.0%
Source: Underwritten rent roll dated as of March 1, 2022.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

Sponsor’s Renovation Plan:

The information set forth below (including the information in the tables on the following page) reflects forward-looking statements and certain projections provided by the Sponsor, assuming, among other things, that the Borrower will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the Sponsor will materialize in the future as expected or at all.

●	The Sponsor has identified 311 units that will be renovated, which consists of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 17 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration, and is expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades.

●	The major renovation units are projected to receive an average renovation of $37,143 per unit and are anticipated to increase rent from $53.20 per SF in-place to $82.67 per SF. The Sponsor has executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per SF to $75.37 per SF.

●	The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per SF in-place to $82.79 per SF. The Sponsor has executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per SF to $82.04 per SF.

The following table shows the projected residential unit mix of the Properties as of the projected renovation completion date of December 1, 2024 based on the assumptions set forth above:

Unit Type	# of Units	Total SF	Average SF	Average Projected Monthly Rent per Unit	Average Projected Monthly Rent per SF	# of Market Rate Units	# of Rent Stabilized Units
Studio	116	66,016	569	$2,949	$5.18	71	45
1 Bedroom	409	321,282	786	$4,080	$5.19	272	137
2 Bedroom	184	220,139	1,196	$5,474	$4.58	87	97
3 Bedroom	74	102,582	1,386	$8,355	$6.03	59	15
4 Bedroom	10	20,810	2,081	$14,098	$6.77	3	7
Total/Wtd. Average	793	730,829	922	$4,764	$5.15	492	301

Source: Underwritten rent roll dated March 1, 2022.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

The following table shows the projected monthly and annual rent allocation for the residential units at the Properties as of December 1, 2024 based on the assumptions set forth previously:

	# of Units	% of Total Units	Total Projected Monthly Rent	Total Projected Annual Rent	% of Total Projected Annual Rent
Total	793	100.0%	$3,777,474	$45,329,686	100.0%

The following table shows the projected major renovation and light renovation plans for the Properties prepared by the Borrower:

Source: Information provided by the Borrower Sponsor.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

Commercial Tenant Summary by Net Rentable Area

Commercial Tenant Summary(1)(2)
Tenant Name	Property	Ratings (Moody’s/S&P/Fitch)(3)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent PSF	% of UW Base Rent	UW Gross Rent PSF	% of UW Gross Rent	Lease Expiration
City Parking	Yorkshire & Lexington Towers	NR/NR/NR	41,886	51.5%	$32.23	20.9%	$32.23	19.6%	12/31/2026
CVS Pharmacy	Yorkshire Towers	Baa2/BBB/BBB	15,813	19.4%	$230.82	56.5%	$252.37	58.1%	1/31/2033
SwimJim Swimming Lessons	Yorkshire Towers	NR/NR/NR	7,804	9.6%	$32.68	3.9%	$35.37	4.0%	1/12/2023
Hi Rise Laundry	Yorkshire & Lexington Towers	NR/NR/NR	3,812	4.7%	$66.58	3.9%	$66.58	3.7%	7/31/2027
Le Pain Quotidien	Lexington Towers	NR/NR/NR	3,454	4.2%	$94.09	5.0%	$94.09	4.7%	1/31/2024
Smiles+Grins Pediatric Dentistry	Lexington Towers	NR/NR/NR	1,952	2.4%	$75.00	2.3%	$75.00	2.1%	5/31/2029
Dr. Alan Jaslove Dentistry	Lexington Towers	NR/NR/NR	1,320	1.6%	$65.13	1.3%	$84.98	1.6%	12/31/2023
Dr. Terry Robinson, DPM	Yorkshire Towers	NR/NR/NR	1,276	1.6%	$99.92	2.0%	$115.84	2.2%	5/31/2027
Bloom Nails & Spa	Lexington Towers	NR/NR/NR	1,220	1.5%	$93.44	1.8%	$96.25	1.7%	5/31/2026
Smoke Shop	Lexington Towers	NR/NR/NR	913	1.1%	$118.29	1.7%	$121.84	1.6%	3/31/2032
Subtotal / Wtd. Avg.			79,450	97.7%	$80.75	99.3%	$85.97	99.4%
Other Tenants			762	0.9%	$55.12	0.7%	$55.12	0.6%
Total / Wtd. Avg. Occupied			80,212	98.6%	$80.51	100.0%	$85.68	100.0%
Vacant			1,123	1.4%
Total			81,335	100.0%
(1)	Based on underwritten rent roll dated March 1, 2022.

(2)	Based on the commercial and retail rentable area at the Properties and the UW Base Rent and UW Gross Rent attributable to the commercial and retail rentable area at the Properties.

(3)	Ratings of tenants used in this Term Sheet may reflect ratings of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Overview	Yorkshire & Lexington Towers Subordinate Loan

Commercial Tenant Rollover

●	The Properties’ rollover is heavily weighted towards the end of the Whole Loan extended term, with approximately 35.6% of the Properties’ occupied UW Gross Rent, of the current tenants rolling during the term of the Whole Loan. The Properties’ remaining WALT with respect to the commercial and retail leases is 7.8 years.

●	The following chart outlines the lease rollover at the Properties:

Commercial Rollover Schedule(1)(2)(3)
Year	Total SF Expiring	% NRA	Cumulative SF Expiring	% Cumulative Expiring SF	UW Gross Rent	UW Gross Rent PSF	% of UW Gross Expiring Rent Rolling	Cumulative UW Gross Rent	% of Cumulative UW Gross Rent Expiring
MTM	0	0.00%	0	0.0%	$0	$0.00	0.00%	$0	0.00%
2022	0	0.00%	0	0.0%	$0	$0.00	0.00%	$0	0.00%
2023	9,886	12.2%	9,886	12.2%	$430,194	$43.52	6.3%	$430,194	6.3%
2024	3,454	4.2%	13,340	16.4%	$325,000	$94.09	4.7%	$755,194	11.0%
2025	0	0.0%	13,340	16.4%	$0	$0.00	0.00%	$755,194	11.0%
2026	43,106	53.0%	56,446	69.4%	$1,467,420	$34.04	21.4%	$2,222,614	32.3%
2027	5,088	6.3%	61,534	75.7%	$401,607	$78.93	5.8%	$2,624,222	38.2%
Thereafter	18,678	23.0%	80,212	98.6%	$4,248,307	$227.45	61.8%	$6,872,528	100.0%
Vacant	1,123	1.4%	81,335	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	81,335	100.0%			$6,872,528	$85.68	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Certain tenants may have termination options that may be exercisable prior to their stated lease expiration date.

(3)	Based on the commercial and retail rentable area at the Properties and the UW Gross Rent attributable to the commercial and retail rentable area at the Properties.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Section 3: Market Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Market Overview	Yorkshire & Lexington Towers Subordinate Loan

The Properties are located in the Upper East Side neighborhood of New York, NY and is situated in the Upper East Side – Multifamily submarket.

■	Location: The Properties are located in the Upper East Side neighborhood of New York, NY.

■	Submarket: The Properties are situated in the Upper East Side – Multifamily submarket. According to CoStar, as of February 2022, the Upper East Side – Multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased in the first quarter 2022 by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units are still under construction at the end of the quarter.

The following table represents a summary of the Properties’ market statistics related to the residential units:

Market Overview
	Submarket(1)		Rent
Submarket	Inventory (Units)	Vacancy	Submarket Rent (Unit)	UW Base Rent (Unit)(2)
Upper East Side – Multifamily	58,573	2.0%	$4,096	$4,096

(1)	Source: CoStar

(2)	Based on underwritten rent roll dated March 1, 2022.

The following table represents historical submarket statistics:

Upper East Side Multifamily Submarket(1)
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022 Q1
Existing Inventory (Units)	58,492	58,450	58,423	58,368	58,485	58,384	58,667	58,644	58,585	58,582	58,582	58,573	58,573
Vacancy %	3.8%	3.8%	3.5%	3.2%	3.4%	3.3%	2.5%	2.3%	2.1%	2.9%	4.4%	2.0%	2.0%
Net Absorption (Units)	119	(40)	104	147	(32)	(9)	756	72	86	(497)	(892)	1,400	17
Net Completions (Units)	(5)	(42)	(27)	(55)	117	(101)	283	(23)	(59)	(3)	0	(9)	0
Under Const. (Units)	0	8	216	226	321	382	66	56	196	140	21	46	46
Quoted Rates ($/Unit/Month)	$3,517	$3,553	$3,597	$3,683	$3,734	$3,829	$3,868	$3,909	$3,980	$4,020	$3,964	$4,091	$4,096
(1)	Source: CoStar

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Market Overview	Yorkshire & Lexington Towers Subordinate Loan

The following table represents the appraisal’s market rent conclusions as compared to the Properties’ residential UW Base Rents:

Market Rent
Unit Type	# of Units(1)	SF(1)	Market Rent Conclusion(2)	UW Base Rent Minimum(1)	UW Base Rent Maximum(1)	UW Base Rent Average(1)
Studio	123	70,070	$2,797	$1,047	$3,999	$2,673
1 Bedroom	424	333,074	$3,591	$1,183	$5,520	$3,539
2 Bedroom	183	217,201	$4,677	$1,403	$11,000	$4,555
3 Bedroom	70	94,933	$7,249	$2,550	$16,000	$7,395
4 Bedroom	8	15,551	$12,561	$11,000	$20,000	$14,405
Total / Wtd. Avg.	808	730,829	$4,111	NAP	NAP	$4,096
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisals.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Market Overview	Yorkshire & Lexington Towers Subordinate Loan

The following table reflects a competitive set for the residential units at the Properties:

Competitive Set(1)
						Rent
Property	Distance to Subject	Property Type	Built	Number of Units	Occupancy	Studio	1 Bedroom	2 Bedroom	3 Bedroom	4 Bedroom
Yorkshire & Lexington Towers 160 East 88th Street & 305 East 86th Street	--	High-Rise	1963-1964	808(2)	96.4%(2)	$2,673(2)	$3,539(2)	$4,555(2)	$7,395(2)	$14,405(2)
The Serrano 1735 York Avenue New York, NY	0.5 miles	High-Rise	1986	263	92.6%	NAP	$4,501	$7,201	$8,878	NAP
Ventura 240 East 86th Street New York, NY	0.1 miles	High-Rise	1999	246	98.4%	$3,734	$4,652	$6,380	$8,921	NAP
The Lucerne 350 East 79th Street New York, NY	0.6 miles	High-Rise	1989	219	98.6%	NAP	$4,617	$7,134	$11,878	$17,975
The Colorado 201 East 86th Street New York, NY	0.2 miles	High-Rise	1987	173	99.6%	$3,953	$4,595	$6,675	$9,938	$15,473
The Strathmore 400 East 84th Street New York, NY	0.3 miles	High-Rise	1996	179	99.2%	NAP	$4,168	$6,926	$11,217	$17,520
One Carnegie Hill 215 East 96th Street New York, NY	0.8 miles	High-Rise	2005	455	99.6%	$3,355	$4,141	$6,248	$8,318	$10,625
CONVIVIUM 515 East 86th Street New York, NY	0.3 miles	High-Rise	2020	140	98.6%	$4,300	$5,474	$7,523	$9,750	NAP

(1)	Source: Appraisals unless otherwise noted.

(2)	Based on the underwritten rent roll dated March 1, 2022.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Section 4: Portfolio Historical and Underwritten Cash Flows

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Historical and Underwritten Cash Flows	Yorkshire & Lexington Towers Subordinate Loan

Yorkshire & Lexington: Historical and Underwritten Cash Flows
	2019			2020			2021			T-12 (as of Feb-2022)
Revenues
Gross Potential Rent	$ 34,429,262	42.39	100.3%	$ 32,908,021	40.52	100.1%	$ 33,023,336	40.66	100.0%	$ 34,184,092	42.09	100.0%
Multifamily Vacancy	(99,272)	(0.12)	-0.3%	(35,705)	(0.04)	-0.1%	-	-		-	-
Concessions	-	-		-	-		-	-		-	-
Net Multifamily Collections	34,329,990	42.27	100.0%	32,872,316	40.47	100.0%	33,023,336	40.66	100.0%	34,184,092	42.09	100.0%
Commercial Rent	6,197,568	7.63	18.1%	5,981,339	7.36	18.2%	5,764,022	7.10	17.5%	5,810,592	7.15	17.0%
Commercial Recoveries	297,713	0.37	4.8%	410,419	0.51	6.9%	284,498	0.35	4.9%	324,797	0.40	5.6%
Total Commercial Income	6,495,281	8.00	100.0%	6,391,757	7.87	100.0%	6,048,519	7.45	100.0%	6,135,389	7.55	100.0%

Actual Commercial Vacancy	-	-		-	-		-	-		-	-
Other Income(1)	702,657	0.87	1.7%	863,978	1.06	2.2%	694,304	0.85	1.8%	675,664	0.83	1.7%
Supplemental Income Reserve	-	-		-	-		-	-		-	-
Effective Gross Income	41,527,928	51.13	121.0%	40,128,052	49.41	122.1%	39,766,160	48.96	120.4%	40,995,144	50.48	119.9%
Real Estate Taxes	8,345,869	10.28	20.1%	9,104,352	11.21	22.7%	9,749,387	12.00	24.5%	9,839,080	12.11	24.0%
Insurance	368,159	0.45	0.9%	430,452	0.53	1.1%	468,680	0.58	1.2%	473,667	0.58	1.2%
Management Fee	830,559	1.02	2.0%	802,561	0.99	2.0%	794,408	0.98	2.0%	819,903	1.01	2.0%
Utilities	2,106,544	2.59	5.1%	1,712,437	2.11	4.3%	2,063,318	2.54	5.2%	2,078,970	2.56	5.1%
Repairs & Maintenance	628,742	0.77	1.5%	524,663	0.65	1.3%	526,579	0.65	1.3%	548,312	0.68	1.3%
Contract Services	-	-		-	-		-	-		-	-
Common Area Maintenance	-	-		-	-		-	-		-	-
General & Administrative	135,803	0.17	0.3%	100,798	0.12	0.3%	91,643	0.11	0.2%	92,077	0.11	0.2%
Payroll & Benefits	1,768,438	2.18	4.3%	1,834,839	2.26	4.6%	1,817,864	2.24	4.6%	1,820,696	2.24	4.4%
Marketing	-	-		-	-		-	-		-	-
Turn Costs	-	-		-	-		-	-		-	-
Professional Fees	-	-		-	-		-	-		-	-
Total Expenses	14,184,113	17.46	34.2%	14,510,102	17.87	36.2%	15,511,878	19.10	39.0%	15,672,705	19.30	38.2%

Net Operating Income(2)	27,343,815	33.67	65.8%	25,617,949	31.54	63.8%	24,254,281	29.86	61.0%	25,322,439	31.18	61.8%
Tenant Improvements(3)	-	-		-	-		-	-		-	-
Leasing Commissions(3)	-	-		-	-		-	-		-	-
Capital Reserve(3)	-	-		-	-		-	-		-	-
Total Capital Expenses	-	-		-	-		-	-		-	-

Net Cash Flow(2)	$ 27,343,815	33.67	65.8%	$ 25,617,949	31.54	63.8%	$ 24,254,281	29.86	61.0%	$ 25,322,439	31.18	61.8%
(1)	Other Income includes items such as miscellaneous operating income.

(2)	The As-Is UW w/SIR Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. The As-Is UW w/SIR Underwritten NOI is greater than TTM 2/28/2022 Net Operating Income due in part to (i) the Borrower Sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve.

(3)	The Borrower Sponsors funded five years’ worth of replacement reserves and TI/LC at origination.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Portfolio Historical and Underwritten Cash Flows	Yorkshire & Lexington Towers Subordinate Loan

Yorkshire & Lexington: Historical and Underwritten Cash Flows
	As-Is UW w/SIR			As-Is UW w/o SIR			As-Stab UW
Revenues
Gross Potential Rent	$ 39,497,416	48.63	103.1%	$ 39,497,416	48.63	103.1%	$ 45,329,686	55.81	103.1%
Multifamily Vacancy	(1,204,292)	(1.48)	-3.1%	(1,204,292)	(1.48)	-3.1%	(1,359,891)	(1.67)	-3.1%
Concessions	-	-		-	-		-	-
Net Multifamily Collections	38,293,124	47.15	100.0%	38,293,124	47.15	100.0%	43,969,795	54.14	100.0%

Commercial Rent	6,984,828	8.60	18.2%	6,984,828	8.60	18.2%	6,837,402	8.42	15.6%
Commercial Recoveries	327,568	0.40	4.7%	327,568	0.40	4.7%	417,175	0.51	6.1%
Total Commercial Income	7,312,396	9.00	100.0%	7,312,396	9.00	100.0%	7,254,577	8.93	100.0%

Actual Commercial Vacancy	(112,300)	(0.14)	-1.5%	(112,300)	(0.14)	-1.5%	(145,092)	(0.18)	-2.0%
Other Income(1)	675,664	0.83	1.5%	675,664	0.83	1.5%	1,018,351	1.25	2.0%
Supplemental Income Reserve	5,226,004	6.43	11.5%	-	-		-	-
Effective Gross Income	51,394,888	63.28	134.2%	46,168,884	56.85	120.6%	52,097,632	64.15	118.5%

Real Estate Taxes	10,057,294	12.38	19.6%	10,057,294	12.38	21.8%	10,672,881	13.14	20.5%
Insurance	497,141	0.61	1.0%	497,141	0.61	1.1%	527,570	0.65	1.0%
Management Fee	924,637	1.14	1.8%	924,637	1.14	2.0%	1,041,953	1.28	2.0%
Utilities	2,078,970	2.56	4.0%	2,078,970	2.56	4.5%	1,806,431	2.22	3.5%
Repairs & Maintenance	548,312	0.68	1.1%	548,312	0.68	1.2%	544,340	0.67	1.0%
Contract Services	-	-		-	-		-	-
Common Area Maintenance	-	-		-	-		-	-
General & Administrative	92,077	0.11	0.2%	92,077	0.11	0.2%	102,023	0.13	0.2%
Payroll & Benefits	1,820,696	2.24	3.5%	1,820,696	2.24	3.9%	2,026,671	2.50	3.9%
Marketing	-	-		-	-		-	-
Turn Costs	-	-		-	-		-	-
Professional Fees	-	-		-	-		-	-
Total Expenses	16,019,126	19.72	31.2%	16,019,126	19.72	34.7%	16,721,869	20.59	32.1%

Net Operating Income(2)	35,375,762	43.56	68.8%	30,149,758	37.12	65.3%	35,375,762	43.56	67.9%

Tenant Improvements(3)	-	-		-	-		-	-
Leasing Commissions(3)	-	-		-	-		-	-
Capital Reserve(3)	-	-		-	-		-	-
Total Capital Expenses	-	-		-	-		-	-

Net Cash Flow(2)	$ 35,375,762	43.56	68.8%	$ 30,149,758	37.12	65.3%	$ 35,375,762	43.56	67.9%
(1)	Other Income includes items such as miscellaneous operating income.

(2)	The As-Is UW w/SIR Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. The As-Is UW w/SIR Underwritten NOI is greater than TTM 2/28/2022 Net Operating Income due in part to (i) the Borrower Sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve.

(3)	The Borrower Sponsors funded five years’ worth of replacement reserves and TI/LC at origination.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Section 5: Sponsorship Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.

Sponsorship Overview	Yorkshire & Lexington Towers Subordinate Loan

Meyer Chetrit

●	One of the sponsors and non-recourse carve-out guarantors of the Whole Loan is Meyer Chetrit, a principal and the president of the Chetrit Group.

●	The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The ownership interests in the Borrower are indirectly 50% owned by Meyer Chetrit and 50% owned by Joseph Chetrit.

●	The Chetrit Group, which is headquartered in Manhattan, operates a portfolio of over 14.0 million SF across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

●	The Chetrit Group began in the 1980s and 1990s with outer-borough residential purchases and continued into the mid-2000’s with acquisitions that included the Standard Oil Building at 26 Broadway, the old Toy Center at 200 Fifth Avenue, and the office buildings 989 Sixth Avenue and 1107 Broadway. In 2004, the Chetrit Group was the lead investor in a group that purchased the 110-story Sears Tower in Chicago for $840 million with various partners, eventually changing the name to the Willis Tower in 2009.

The Gluck Family Trust U/A/D July 16, 2009

●	The Gluck Family Trust U/A/D July 16, 2009 is a non-recourse carve-out guarantor under the Whole Loan, (as described in the Offering Circular). Laurance Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Control of Borrower and Non-Recourse Carveout Guaranty

●	The Borrower is indirectly controlled and managed by non-member managers, CFSM E 86 Manager LLC and CFSM E 88 Manager LLC, respectively, each of which is jointly controlled by Meyer Chetrit and the Amended and Restated 2013 LG Revocable Trust. Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009 are the non-recourse carveout guarantors of the Whole Loan.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. CAPITALIZED TERMS USED HEREIN MAY BE DEFINED BELOW OR ABOVE IN THIS TERM SHEET. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS TERM SHEET HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFERING CIRCULAR OR, IF NOT DEFINED THEREIN, IN THE Yorkshire & Lexington Towers Whole LoanDOCUMENTS.